                                            SECOND AMENDED AND RESTATED

                                           CERTIFICATE OF INCORPORATION

                                                        OF

                                       O'SULLIVAN INDUSTRIES HOLDINGS, INC.

ARTICLE I

                  The name of the  corporation is O'Sullivan  Industries  Holdings,  Inc.  (hereinafter  called the
"Corporation").

ARTICLE II

                  The  address of the  Corporation's  registered  office in the state of  Delaware  is 1209  Orange
Street,  Wilmington,  Delaware 19801, in the City of Wilmington,  County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

                  The  purpose  of  the  Corporation  is to  engage  in  any  lawful  act  or  activity  for  which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
                                             AUTHORIZED CAPITAL STOCK

A.       AUTHORIZED SHARES.

                  The total  number of shares of capital  stock which the  Corporation  has  authority  to issue is
22,000,000 shares, consisting of:

(1)      3,000,000  shares of Common  Stock,  par value $.01 per share  (the  "Common  Stock")  of which  2,000,000 shares are further  designated as Class A Common Stock (the "Class A Common Stock"),  and 1,000,000 shares are further designated as Class B Common Stock (the "Class B Common Stock").

(2)      19,000,000  shares  of  Preferred  Stock,  par value  $.01 per share  (the  "Preferred  Stock"),  of which
         17,000,000  shares are further  designated  as Senior  Preferred  Stock (the  "Senior  Preferred  Stock"),
         100,000 shares are further  designated as Series A Junior Preferred Stock (the "Series A Junior Preferred
         Stock""),  1,000,000  shares are further  designated  as Series B Junior  Preferred  Stock (the "Series B
         Junior  Preferred  Stock") and 50,000  shares are further  designated as Series C Junior  Preferred  Stock
         (the  "Series C Junior  Preferred  Stock").  The  Series A Junior  Preferred  Stock,  the  Series B Junior
         Preferred Stock and the Series C Junior Preferred Stock are sometimes  referred to herein  collectively as the  "Junior  Preferred  Stock"  and each  share  of  Series A  Junior  Preferred  Stock,  Series B Junior
         Preferred  Stock and Series C Junior  Preferred Stock as a "Junior  Preferred  Share." The Series A Junior
         Preferred Stock and the Series B Junior Preferred Stock are sometimes  referred to herein  collectively as the "Series A/B Junior  Preferred  Stock" and each share of Series A Junior  Preferred  Stock and Series B
         Junior Preferred Stock as an "A/B Junior Preferred Share."

                  In addition to any other consent or approval which may be required  pursuant to this  Certificate of  Incorporation,  no amendment or waiver of any provision of this Section A shall be effective  without the prior approval of the holders of a majority of the then outstanding Class A Common Stock.

B.       PREFERRED STOCK.

1.       Issue in  Series.  Preferred  Stock  may be  issued  from  time to time in one or more  series,  each such series to have the terms  stated  herein and, if  applicable,  in the  resolution  of the Board of Directors of the
Corporation  (the "Board of Directors")  providing for its creation under paragraph 2 below.  All shares of any one series of  Preferred  Stock  will be  identical,  but shares of  different  series of  Preferred  Stock need not be identical or rank equally except insofar as provided by law or herein.

2.       Creation  of  Series.  The Board of  Directors  shall  have the  authority  by  resolution  to cause to be created  one or more  series  Preferred  Stock and,  prior to the  issuance  of any shares of any such  series,  to determine and fix the powers,  designations,  preferences,  qualifications privileges,  options and other relative, participating, optional, or special rights and limitations of each such series.

C.       SENIOR PREFERRED STOCK.

                  Except as otherwise  provided in this Section C or as otherwise  required by applicable  law, all shares of Senior  Preferred  Stock (each such share, a "Senior Share") shall be identical in all respects and shall entitle the holders  thereof to the same rights and  privileges,  subject to the same  qualifications,  limitations and restrictions.

1.       Dividends.

(a)      General  Obligation.  When and as declared by Board of  Directors  and to the extent  permitted  under the
General Corporation Law of Delaware (the "DGCL"),  the Corporation shall pay preferential  dividends to the holders of the Senior  Preferred  Stock as provided in this Section 1. Except as otherwise  provided  herein,  dividends on each Senior  Share shall accrue on a daily basis at the rate of 12% per annum of the sum of the  Liquidation  Value thereof plus all accumulated and unpaid dividends  thereon,  from and including the date of issuance of such Senior
Share to and  including  the  date on  which  the  Liquidation  Value  of such  Senior  Share  (plus  all  accrued, accumulated  and unpaid  dividends  thereon) is paid.  Such  dividends  shall accrue  whether or not they have been declared and whether or not there are profits,  surplus or other funds of the  Corporation  legally  available  for the payment of dividends.  The date on which the Corporation  initially  issues any Senior Share shall be deemed to be its "date of  issuance"  regardless  of the number of times  transfer of such Senior  Share is made on the stock records  maintained by or for the Corporation  and regardless of the number of certificates  which may be issued to evidence such Senior Share.

(b)      Dividend  Reference  Dates.  To the extent not paid on June 30 and December 31 of each year,  beginning on
December  31, 1999 (the  "Dividend  Reference  Dates"),  all  dividends  which have  accrued on each  Senior  Share outstanding  during the  six-month  period (or other  period in the case of the initial  Dividend  Reference  Date)
ending upon each such Dividend  Reference Date shall be accumulated and remain  accumulated  dividends with respect to such Senior Share until paid.

(c)      Distribution  of Partial  Dividend  Payments.  Except as  otherwise  provided  herein,  if at any time the
Corporation  pays less than the total amount of dividends then accrued with respect to the Senior  Preferred Stock, such payment shall be  distributed  ratably among the holders of Senior Shares based upon the number of Shares held by each such holder.

2.       Liquidation.  Upon any liquidation,  dissolution or winding up of the  Corporation,  each holder of Senior
Preferred  Stock  shall be  entitled  to be paid,  before  any  distribution  or  payment  is made upon any  Junior
Securities,  an amount in cash equal to the aggregate  Liquidation Value (plus all accrued,  accumulated and unpaid dividends)  of all Senior  Shares  held by such  holder  and the  holders of Senior  Preferred  Stock  shall not be entitled to any further payment.  If upon any such liquidation,  dissolution or winding up of the Corporation,  the
Corporation's  assets to be distributed  among the holders of the Senior Preferred Stock are insufficient to permit payment to such holders of the  aggregate  amount which they are entitled to be paid,  then the entire assets to be distributed  shall be distributed  ratably among such holders based upon the aggregate  Liquidation Value (plus all accrued,  accumulated and unpaid  dividends) of the Senior  Preferred  Stock held by each such holder.  Neither the consolidation or merger of the Corporation  into or with any other entity or entities,  nor the sale or transfer by the  Corporation  of all or any part of its assets,  nor the  reduction  of the capital  stock of the  Corporation, shall be deemed to be a  liquidation,  dissolution  or winding  up of the  Corporation  within the  meaning of this
Section 2.

3.       Redemptions.

(a)      Redemption  Payment.  For each Senior Share which is to be redeemed,  the  Corporation  shall be obligated to pay to the  holder  thereof  upon  surrender  by  such  holder  at the  Corporation's  principal  office  of the certificate  representing such Senior Share (the "Redemption Date") an amount in immediately  available funds equal to the Liquidation  Value of such Senior Share (plus all accrued,  accumulated and unpaid  dividends  thereon).  If the funds of the  Corporation  legally  available  for  redemption  of Senior  Shares  on any  Redemption  Date are insufficient  to redeem the total  number of Senior  Shares to be  redeemed  on such date,  those  funds  which are legally  available  shall be used to redeem the maximum  possible number of Senior Shares ratably among the holders of the Senior  Shares to be redeemed  based upon the  aggregate  Liquidation  Value of such Senior Shares (plus all accrued,  accumulated  and  unpaid  dividends  thereon)  held by each  such  holder.  At any time  thereafter  when additional  funds of the  Corporation are legally  available for the redemption of Senior Shares,  such funds shall immediately  be used to redeem the balance of the Senior  Shares  which the  Corporation  has become  obligated  to redeem on any Redemption Date but which it has not redeemed.

(b)      Notice of  Redemption.  The  Corporation  shall  mail  written  notice of each  redemption  of any  Senior
Preferred  Stock to each record  holder of Senior  Preferred  Stock not more than 30 nor less than three days prior to the date on which  such  redemption  is to be made.  In case  fewer  than the  total  number  of  Senior  Shares represented  by any  certificate  are redeemed,  a new  certificate  representing  the number of unredeemed  Senior
Shares  shall be issued to the  holder  thereof  without  cost to such  holder  within  three  business  days after surrender of the certificate representing the redeemed Senior Shares.

(c)      Determination  of the Number of Each Holder's  Senior  Shares to be Redeemed.  The number of Senior Shares to be redeemed from each holder thereof in redemptions  hereunder  shall be the number of Senior Shares  determined by multiplying  the total number of Senior Shares to be redeemed times a fraction,  the numerator of which shall be the total number of Senior Shares then held by such holder and the  denominator  of which shall be the total number of Senior Shares then outstanding.

(d)      Dividends  After  Redemption  Date. No Senior Share is entitled to any dividends  accruing  after the date on which the Liquidation  Value of such Senior Share (plus all accrued,  accumulated and unpaid dividends  thereon)
is paid in full to the holder  thereof.  On such date all rights of the holder of such Senior  Share  shall  cease, and such Senior Share shall not be deemed to be outstanding.

(e)      Redeemed  or  Otherwise  Acquired  Senior  Shares.  Any Senior  Shares  which are  redeemed  or  otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

(f)      Other  Redemptions or  Acquisitions.  Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Senior  Preferred  Stock,  except as expressly  authorized  herein or pursuant to a purchase offer made pro rata to all holders of the Senior  Preferred  Stock on the basis of the number of Senior  Shares  owned by each such  holder.  So long as any shares of Senior  Preferred  Stock  remain  outstanding,  the  Corporation  shall not redeem,  purchase or otherwise acquire any Junior  Securities;  provided,  that the Corporation may purchase Junior
Securities from present or former employees pursuant to written contracts with such employees.

(g)      Optional  Redemptions.  The Corporation may, at its option,  redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, the Senior Preferred Stock.

(h)      Scheduled  Redemption.  The Corporation  shall redeem all outstanding  shares of Senior Preferred Stock on the 12th  anniversary  of the date of issuance of such Senior Shares at a price per share equal to the  Liquidation
Value thereof (plus all accrued, accumulated and unpaid dividends thereon).

(i)      Mandatory  Redemption.  The  Corporation  shall redeem all  outstanding  shares of Senior  Preferred Stock upon the  consummation  of a Change in Control at a price per share equal to the  Liquidation  Value  thereof (plus all accrued, accumulated and unpaid dividends thereon).

4.       Voting  Rights.  Except as  otherwise  required by law,  the Senior  Preferred  Stock shall have no voting rights.

5.       Registration  of  Transfer.  The  Corporation  shall  keep at its  principal  office  a  register  for the registration  of Senior  Preferred  Stock.  Upon the surrender of any  certificate  representing  Senior  Preferred
Stock at such place, the Corporation  shall, at the request of the record holder of such  certificate,  execute and deliver (at the Corporation's  expense) a new certificate or certificates in exchange therefor  representing in the aggregate  the number of Senior  Shares  represented  by the  surrendered  certificate.  Each such new  certificate shall be  registered  in such name and shall  represent  such number of Senior Shares as is requested by the holder of the surrendered  certificate and shall be substantially  identical in form to the surrendered  certificate,  and dividends  shall accrue on the Senior  Preferred Stock  represented by such new certificate  from the date to which dividends have been fully paid on such Senior Preferred Stock represented by the surrendered certificate.

6.       Replacement.  Upon receipt of evidence  reasonably  satisfactory  to the  Corporation (an affidavit of the registered  holder shall be  satisfactory) of the ownership and the loss,  theft,  destruction or mutilation of any certificate  evidencing  Senior  Shares of  Senior  Preferred  Stock,  and in the case of any such  loss,  theft or destruction,  upon receipt of indemnity reasonably  satisfactory to the Corporation (provided that if the holder is an  institutional  investor its own agreement shall be  satisfactory),  or, in the case of any such mutilation upon surrender  of such  certificate,  the  Corporation  shall (at its  expense)  execute  and  deliver  in lieu of such certificate a new  certificate  of like kind  representing  the number of Senior Shares  represented  by such lost, stolen,  destroyed  or  mutilated  certificate  and dated the date of such lost,  stolen,  destroyed  or  mutilated certificate,  and dividends  shall accrue on the Senior  Preferred Stock  represented by such new certificate  from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

7.       Definitions.  The following definitions apply only to this Section C.

                  "Change  in  Control"  means any  transaction  or series of related  transactions  as a result of which any  Unaffiliated  Third Party  acquires  more than 50% of the Common Stock  outstanding  on a fully  diluted basis at the time of such transaction.

                  "Common  Stock" means the  Corporation's  Common Stock and any capital  stock of any class of the
Corporation  hereafter  authorized  which is not  limited to a fixed sum or  percentage  of par or stated  value in respect to the rights of the holders  thereof to  participate  in dividends or in the  distribution  of assets upon any liquidation, dissolution or winding up of the Corporation.

                  "Junior  Securities"  means any of the  Corporation's  equity  securities,  other than the Senior
Preferred Stock.

                  "Liquidation  Value" of any Senior  Share as of any  particular  date shall be equal to $1.50 per
Senior Share.

                  "Person" means an individual,  a partnership,  a corporation,  a limited  liability  company,  an association,  a joint stock company,  a trust, a joint venture,  an unincorporated  organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Redemption Date" is defined in paragraph 3A.

                  "Subsidiary"  means,  with respect to any Person,  any corporation,  limited  liability  company, partnership,  association  or other business  entity of which (i) if a corporation,  a majority of the total voting power of Senior Shares of stock  entitled  (without  regard to the  occurrence of any  contingency)  to vote in the election of directors,  managers or trustees  thereof is at the time owned or  controlled,  directly or indirectly, by that Person or one or more of the other  Subsidiaries  of that  Person or a  combination  thereof,  or (ii) if a partnership,  association  or other  business  entity,  a majority of the  partnership  or other similar  ownership interest  thereof  is at the time  owned or  controlled,  directly  or  indirectly,  by any  Person  or one or more
Subsidiaries  of that Person or a combination  thereof.  For purposes  hereof,  a Person or Persons shall be deemed to have a majority  ownership  interest in a partnership,  association  or other business  entity if such Person or
Persons  shall be allocated a majority of  partnership,  association  or other  business  entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

                  "Unaffiliated  Third  Party"  means  any  Person  who,  immediately  prior  to  the  contemplated transaction,  does not own in excess  of 5% of the  Corporation's  Common  Stock on a fully  diluted  basis (a "5%
Owner"),  who is not  controlling,  controlled by or under common control with any such 5% Owner and who is not the spouse  or  descendent  (by  birth or  adoption)  of any such 5% Owner or a trust of the  benefit  of such 5% Owner and/or such other Persons.

8.       Amendment and Waiver.  No  amendment,  modification  or waiver shall be binding or effective  with respect to any provision of this Section C without the prior  written  consent of the holders of at least 51% of the Senior
Preferred Stock outstanding at the time.

9.       Notices.  Except as otherwise  expressly  provided  hereunder,  all notices referred to herein shall be in writing and shall be delivered by registered or certified mail,  return receipt  requested and postage prepaid,  or by reputable overnight courier service,  charges prepaid,  and shall be deemed to have been given when so mailed or sent (i) to the Corporation,  at its principal  executive  offices and (ii) to any holder of Senior Preferred Stock at such holder's address as it appears in the stock records of the Corporation  (unless otherwise  indicated by any such holder).

10.      Issuance  of  Additional  Shares of Senior  Preferred  Stock.  The  Corporation  shall  not  increase  the authorized number of shares of Senior Preferred Stock above 17,000,000 shares.

D.       SERIES C JUNIOR PREFERRED STOCK.

                  Except as otherwise  provided in this Section D or as otherwise  required by applicable  law, all shares of Series C Junior  Preferred  Stock  shall be  identical  in all  respects  and shall  entitle  the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

1.       Dividends.  No dividends shall be declared or paid on any share of Series C Junior Preferred Stock.

2.       Liquidation.  Subject to the terms of the Senior  Preferred Stock,  upon any  liquidation,  dissolution or winding up of the  Corporation,  the holders of the Series C Junior  Preferred  Stock shall be entitled to be paid, before any  distribution  or payment  is made upon any Series C Junior  Securities,  an amount in cash equal to the aggregate  Liquidation  Value of all such Series C Junior Preferred Shares held by such holder,  and the holders of
Series C Junior  Preferred  Stock  shall not be  entitled to any  further  payment.  If upon any such  liquidation, dissolution or winding up of the Corporation,  the Corporation's  assets to be distributed among the holders of the
Series C Junior  Preferred Stock are  insufficient to permit payment to such holders of the aggregate  amount which they are entitled to be paid,  then the entire assets to be  distributed  shall be  distributed  ratably among such holders  based  upon the  aggregate  Liquidation  Value of the  Series C Junior  Preferred  Stock held by each such holder.  Neither the  consolidation  or merger of the  Corporation  into or with any other entity or entities,  nor the sale or transfer by the  Corporation  of all or any part of its assets,  nor the reduction of the capital stock of the Corporation,  shall be deemed to be a liquidation,  dissolution or winding up of the Corporation  within the meaning of this Section 2.

3.       Redemptions.

(a)      Optional  Redemptions.   Subject  to  the  terms  and  conditions  of  the  Senior  Preferred  Stock,  the
Corporation may at any time redeem all or any portion of the Series C Junior  Preferred  Stock then  outstanding at a price per Series C Junior  Preferred Share equal to the Liquidation  Value thereof;  provided,  that all optional redemptions  pursuant to this Section 3(a) are made pro rata among the holders of Series C Junior  Preferred  Stock based upon the aggregate Liquidation Value of such Series C Junior Preferred Stock held by each such holder.

(b)      Redemption  Price.  For each Series C Junior  Preferred  Share which is to be  redeemed,  the  Corporation shall be  obligated  on the  Redemption  Date to pay to the holder  thereof  (upon  surrender by such holder at the
Corporation's  principal office of the certificate  representing such Series C Junior Preferred Share) an amount in immediately  available funds equal to the Liquidation Value thereof.  If the Corporation's  funds which are legally available for redemption of Series C Junior  Preferred  Shares on any Redemption  Date are  insufficient  to redeem the total  number of Series C Junior  Preferred  Shares to be redeemed on such date,  those funds which are legally available shall be used to redeem the maximum  possible number of Series C Junior  Preferred  Shares pro rata among the holders of the Series C Junior  Preferred Shares to be redeemed based upon the aggregate  Liquidation  Value of such Series C Junior Preferred  Shares held by each such holder,  and other Series C Junior Preferred Shares not so redeemed  shall remain issued and  outstanding  until redeemed in accordance  with the terms  thereof.  At any time thereafter  when additional  funds of the  Corporation are legally  available for the redemption of Series C Junior
Preferred  Shares,  such funds shall  immediately  be used to redeem the  balance of the Series C Junior  Preferred
Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

(c)      Notice of Redemption.  The  Corporation  shall mail written  notice of each  redemption of Series C Junior
Preferred  Stock to each record  holder not more than thirty (30) nor less than ten days prior to the date on which such  redemption  is to be made.  Upon  mailing  any notice of  redemption  which  relates to a  redemption  at the
Corporation's  option,  the  Corporation  shall  become  obligated  to redeem  the total  number of Series C Junior
Preferred  Shares  specified in such notice at the time of  redemption  specified  therein.  In case fewer than the total number of Series C Junior  Preferred  Shares  represented by any certificate are redeemed,  a new certificate representing  the number of  unredeemed  Series C Junior  Preferred  Shares  shall be issued to the holder  thereof without  cost to such holder  within  three  business  days after  surrender of the  certificate  representing  the redeemed Series C Junior Preferred Shares.

(d)      Determination of the Number of Each Holder's Series C Junior  Preferred  Shares to be Redeemed.  Except as
otherwise  provided  herein,  the  number of Series C Junior  Preferred  Shares  of  Junior  Preferred  Stock to be
redeemed  from each  holder  thereof in  redemptions  hereunder  shall be the  number of Series C Junior  Preferred
Shares  determined  by  multiplying  the total number of Series C Junior  Preferred  Shares to be redeemed  times a fraction,  the numerator of which shall be the total number of Series C Junior  Preferred  Shares then held by such holder and the  denominator  of which shall be the total number of shares of Series C Junior  Preferred  Stock then outstanding.

(e)      Redeemed or Otherwise  Acquired Series C Junior  Preferred  Shares.  Any Series C Junior  Preferred Shares
which are redeemed or otherwise  acquired by the Corporation  shall be canceled and shall not be reissued,  sold or transferred.

(f)      Other  Redemptions  or  Acquisitions.  So long as any  shares of Series C Junior  Preferred  Stock  remain outstanding,  the  Corporation  shall not redeem,  purchase or otherwise  acquire any Series C  Junior  Securities;
provided,  that the Corporation may purchase Series C Junior  Securities from present or former employees  pursuant to written contracts with such employees.

4.       Voting Rights.  The shares of Series C  Junior  Preferred  Stock shall have no voting rights  attaching to them, except as required by applicable law.

5.       Registration  of  Transfer.  The  Corporation  shall  keep at its  principal  office  a  register  for the registration of Series C  Junior  Preferred  Stock.  Upon the surrender of any  certificate  representing  Series C
Junior  Preferred  Stock at such  place,  the  Corporation  shall,  at the  request  of the  record  holder of such certificate,  execute and deliver (at the  Corporation's  expense) a new  certificate or  certificates  in exchange therefor  representing  in the  aggregate  the  number of  Series C  Junior  Preferred  Shares  represented  by the surrendered  certificate.  Each such new  certificate  shall be  registered in such name and shall  represent  such number of Series C Junior Preferred  Shares as is requested by the holder of the surrendered  certificate and shall be  substantially  identical in form to the  surrendered  certificate,  and dividends  shall accrue on the Series C
Junior  Preferred Stock  represented by such new certificate  from the date to which dividends have been fully paid on such Series C Junior Preferred Stock represented by the surrendered certificate.

6.       Replacement.  Upon receipt of evidence  reasonably  satisfactory  to the  Corporation (an affidavit of the registered  holder shall be  satisfactory) of the ownership and the loss,  theft,  destruction or mutilation of any certificate  evidencing  Series C Junior  Preferred  Shares of any class of Series C Junior Preferred Stock, and in the case of any such  loss,  theft or  destruction,  upon  receipt  of  indemnity  reasonably  satisfactory  to the
Corporation  (provided that if the holder is an  institutional  investor its own agreement shall be  satisfactory), or, in the case of any such mutilation upon surrender of such  certificate,  the Corporation shall (at its expense)
execute  and  deliver  in lieu of such  certificate  a new  certificate  of like kind  representing  the  number of
Series C  Junior  Preferred  Shares  of such  class  represented  by such  lost,  stolen,  destroyed  or  mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

7.       Definitions.  The following definitions apply to this Section D only.

                  "Liquidation  Value" of any share of Series C Junior  Preferred Stock shall be an amount equal to
$100.00 per share.

                  "Person" means an individual,  a partnership,  a corporation,  a limited  liability  company,  an association,  a joint stock company,  a trust, a joint venture,  an unincorporated  organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Redemption  Date" as to any  Series C  Junior  Preferred  Share means the date  specified in the notice of any redemption at the  Corporation's  option or the applicable  date specified  herein in the case of any other redemption;  provided,  that no such date shall be a Redemption Date unless the applicable  Liquidation Value is actually  paid,  or set aside for  payment in full on such date,  and if not so paid or set aside for payment in full, the Redemption Date shall be the date on which such Liquidation Value is fully paid.

                  "Series C Junior  Securities"  means any of the  Corporation's  equity  securities other than the
Senior Preferred Stock and the Series C Junior Preferred Stock.

                  "Subsidiary"  means with  respect to any Person,  any  corporation,  limited  liability  company, partnership,  association  or other business  entity of which (i) if a corporation,  a majority of the total voting power of shares of stock entitled  (without  regard to the occurrence of any  contingency)  to vote in the election of directors,  managers or trustees  thereof is at the time owned or controlled,  directly or  indirectly,  by that
Person  or one or  more  of the  other  Subsidiaries  of  that  Person  or a  combination  thereof,  or  (ii)  if a partnership,  association  or other  business  entity,  a majority of the  partnership  or other similar  ownership interest  thereof  is at the time  owned  or  controlled  directly  or  indirectly,  by any  person  or one or more
Subsidiaries  of that Person or a combination  thereof.  For purposes  hereof,  a Person or Persons shall be deemed to have a majority  ownership  interest in a partnership,  association  or other business  entity if such Person or
Persons  shall be allocated a majority of  partnership,  association  or other  business  entity gains or losses or shall be or control the managing  director or general  partner of such  partnership,  association or other business entity.

8.       Amendment and Waiver.  No  amendment,  modification  or waiver shall be binding or effective  with respect to any provision of Section D without the prior written consent of the holders of Series C  Junior  Preferred Stock representing  more than fifty percent (50%) of the aggregate  Liquidation  Value of such Series C Junior  Preferred
Stock then outstanding.

9.       Notices.  Except as otherwise expressly  provided,  all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt  requested,  postage prepaid and shall be deemed to have been  given when so mailed (i) to the  Corporation,  at its  principal  executive  offices  and (ii) to any stockholder,  at such holder's  address as it appears in the stock  records of the  Corporation  (unless  otherwise indicated by any such holder).

E.       SERIES A/B JUNIOR PREFERRED STOCK.

                  Except as otherwise  provided in this Section E or as otherwise  required by applicable  law, all shares of any one series  Series A/B Junior  Preferred  Stock shall be identical in all respects and shall  entitle the  holders  thereof  to the same  rights and  privileges,  subject to the same  qualifications,  limitations  and restrictions.

1.       Dividends.

(a)      General  Obligation.  When and as declared by the Board of  Directors  and to the extent  permitted  under the DGCL,  the  Corporation  shall pay  preferential  dividends  to the holders of the Series A/B Junior  Preferred
Stock as provided in this Section 1. Except as  otherwise  provided  herein,  dividends on each share of Series A/B
Junior  Preferred  Stock shall  accrue on a daily basis at the rate of 14% per annum of the sum of the  Liquidation
Value thereof plus all accumulated and unpaid  dividends  thereon,  from and including the date of issuance of such
Series A/B Junior  Preferred  Share to and  including  the date on which the  Liquidation  Value of such Series A/B
Junior  Preferred  Share  (plus all  accrued,  accumulated  and unpaid  dividends  thereon)  is paid in full.  Such dividends  shall accrue  whether or not they have been  declared  and whether or not there are profits,  surplus or other funds of the Corporation  legally  available for the payment of dividends.  The date on which the Corporation initially issues any Series A/B Junior  Preferred Share shall be deemed to be its "date of issuance"  regardless of the number of times transfer of such Series A/B Junior  Preferred Share is made on the stock records  maintained by or for the  Corporation  and regardless of the number of  certificates  which may be issued to evidence such Series
A/B Junior Preferred Share.

(b)      Junior  Preferred  Dividend  Reference  Dates.  To the extent not paid on each June 30 and  December 31 of each year beginning  June 30, 2000 (the "Series A/B Junior  Preferred  Dividend  Reference  Dates"),  all dividends which have accrued on each Series A/B Junior  Preferred  Share  outstanding  during the six-month  period (or other period in the case of the  initial  Series A/B Junior  Preferred  Dividend  Reference  Date)  ending upon each such
Series A/B Junior Preferred  Dividend  Reference Date shall be accumulated and shall remain  accumulated  dividends with respect to such Series A/B Junior Preferred Share until paid.

(c)      Distribution  of  Partial  Dividend  Payments.  If at any time the  Corporation  pays  less than the total amount of  dividends  then accrued with respect to the Series A/B Junior  Preferred  Stock,  such payment  shall be distributed  ratably  among the  holders of the Series A/B Junior  Preferred  Stock based upon the number of Series
A/B Junior Preferred Shares held by each such holder.

(d)      Priority of Junior  Preferred  Stock.  Subject to the terms of the Senior Preferred Stock and the Series C
Junior  Preferred  Stock,  so long as any  Series A/B Junior  Preferred  Stock  remains  outstanding,  neither  the
Corporation  nor any  Subsidiary  shall  declare  or pay any cash  dividends  or make any cash  distributions  with respect to or redeem,  purchase or  otherwise  acquire  for cash,  directly  or  indirectly,  any Series A/B Junior
Securities,  if at the time of or  immediately  after  any such  redemption,  purchase,  acquisition,  dividend  or distribution  the  Corporation  has  failed to pay the full  amount of  dividends  accrued on the Series A/B Junior
Preferred  Stock or the  Corporation  has failed to make any  redemption of the Series A/B Junior  Preferred  Stock required hereunder.

2.       Liquidation.  Subject  to the  terms of the  Senior  Preferred  Stock  and the  Series C Junior  Preferred
Stock,  upon any liquidation,  dissolution or winding up of the  Corporation,  the holders of the Series A/B Junior
Preferred  Stock  shall be  entitled  to be paid,  before any  distribution  or payment is made upon any Series A/B
Junior Securities,  an amount in cash equal to the aggregate  Liquidation Value (plus all accrued,  accumulated and unpaid  dividends) of all such Series A/B Junior  Preferred  Shares held by such holder,  and the holders of Series
A/B  Junior  Preferred  Stock  shall  not be  entitled  to any  further  payment.  If upon  any  such  liquidation, dissolution or winding up of the Corporation,  the Corporation's  assets to be distributed among the holders of the
Series A/B Junior  Preferred  Stock are  insufficient  to permit  payment to such holders of the  aggregate  amount which they are entitled to be paid,  then the entire assets to be distributed  shall be  distributed  ratably among such holders based upon the aggregate  Liquidation  Value (plus all accrued,  accumulated and unpaid  dividends) of the  Series  A/B Junior  Preferred  Stock held by each such  holder.  Neither  the  consolidation  or merger of the
Corporation  into or with any other entity or entities,  nor the sale or transfer by the  Corporation of all or any part  of its  assets,  nor the  reduction  of the  capital  stock  of the  Corporation,  shall  be  deemed  to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

3.       Redemptions.

(a)      Optional  Redemptions.  Subject to the terms and conditions of the Senior  Preferred  Stock and the Series
C Junior  Preferred  Stock,  the  Corporation  may at any time  redeem all or any  portion of the Series A/B Junior
Preferred Stock then  outstanding at a price per Series A/B Junior  Preferred Share equal to the Liquidation  Value thereof (plus all accumulated and accrued and unpaid but not yet accumulated  dividends  thereon);  provided,  that all  optional  redemptions  pursuant to this  Section 3(a) are made pro rata among the holders of Series A/B Junior
Preferred  Stock based upon the aggregate  Liquidation  Value of such Series A/B Junior  Preferred  Stock (plus all accrued, accumulated and unpaid dividends thereon) held by each such holder.

(b)      Redemption  Price.  For each Series A/B Junior  Preferred  Share which is to be redeemed,  the Corporation shall be  obligated  on the  Redemption  Date to pay to the holder  thereof  (upon  surrender by such holder at the
Corporation's  principal office of the certificate  representing  such Series A/B Junior Preferred Share) an amount in immediately  available  funds equal to the Liquidation  Value thereof (plus all accrued,  accumulated and unpaid dividends  thereon).  If the  Corporation's  funds which are legally  available for redemption of Series A/B Junior
Preferred  Shares on any  Redemption  Date are  insufficient  to  redeem  the total  number  of Series  A/B  Junior
Preferred Shares to be redeemed on such date,  those funds which are legally  available shall be used to redeem the maximum  possible number of Series A/B Junior  Preferred Shares pro rata among the holders of the Series A/B Junior
Preferred  Shares to be redeemed  based upon the aggregate  Liquidation  Value of such Series A/B Junior  Preferred
Shares (plus all accrued,  accumulated  and unpaid  dividends  thereon) held by each such holder,  and other Series
A/B Junior Preferred  Shares not so redeemed shall remain issued and outstanding  until redeemed in accordance with the terms thereof.  At any time thereafter when additional  funds of the Corporation are legally  available for the redemption of Series A/B Junior  Preferred  Shares,  such funds shall  immediately be used to redeem the balance of the Series A/B Junior  Preferred  Shares which the  Corporation  has become  obligated to redeem on any  Redemption
Date but which it has not redeemed.

(c)      Notice of Redemption.  The  Corporation  shall mail written notice of each redemption of Series A/B Junior
Preferred  Stock to each record  holder not more than thirty (30) nor less than ten days prior to the date on which such  redemption  is to be made.  Upon  mailing  any notice of  redemption  which  relates to a  redemption  at the
Corporation's  option,  the  Corporation  shall  become  obligated  to redeem the total number of Series A/B Junior
Preferred  Shares  specified in such notice at the time of  redemption  specified  therein.  In case fewer than the total number of Series A/B Junior Preferred Shares  represented by any certificate are redeemed,  a new certificate representing  the number of unredeemed  Series A/B Junior  Preferred  Shares shall be issued to the holder  thereof without  cost to such holder  within  three  business  days after  surrender of the  certificate  representing  the redeemed Series A/B Junior Preferred Shares.

(d)      Determination  of the Number of Each Holder's Series A/B Junior  Preferred  Shares to be Redeemed.  Except
as otherwise  provided  herein,  the number of Series A/B Junior  Preferred  Shares of Junior Preferred Stock to be
redeemed  from each holder  thereof in  redemptions  hereunder  shall be the number of Series A/B Junior  Preferred
Shares  determined by  multiplying  the total number of Series A/B Junior  Preferred  Shares to be redeemed times a fraction,  the  numerator  of which shall be the total  number of Series A/B Junior  Preferred  Shares then held by such holder and the  denominator of which shall be the total number of shares of Series A/B Junior  Preferred Stock then outstanding.

(e)      Dividends  After  Redemption  Date.  No Series A/B Junior  Preferred  Share is entitled  to any  dividends accruing  after the date on which the  Liquidation  Value of such  Series  A/B  Junior  Preferred  Share  (plus all accrued,  accumulated  and  unpaid  dividends  thereon)  is paid in full to the  holder  thereof.  On such date all rights of the holder of such Series A/B Junior  Preferred Share shall cease,  and such Series A/B Junior  Preferred
Share shall not be deemed to be outstanding.

(f)      Redeemed or Otherwise  Acquired Series A/B Junior  Preferred  Shares.  Any Junior  Preferred  Shares which are  redeemed  or  otherwise  acquired by the  Corporation  shall be canceled  and shall not be  reissued,  sold or transferred.

(g)      Other  Redemptions  or  Acquisitions.  So long as any shares of Series A/B Junior  Preferred  Stock remain outstanding,  the Corporation shall not redeem,  purchase or otherwise  acquire any Series A/B  Junior  Securities;
provided,  that the Corporation may purchase  Series A/Junior  Securities from present or former employees pursuant to written contracts with such employees.

4.       Voting  Rights.  The shares of Series A/B Junior  Preferred  Stock shall have no voting  rights  attaching to them, except as required by applicable law.

5.       Registration  of  Transfer.  The  Corporation  shall  keep at its  principal  office  a  register  for the registration of Series A/B Junior Preferred Stock.  Upon the surrender of any certificate  representing  Series A/B
Junior  Preferred  Stock at such  place,  the  Corporation  shall,  at the  request  of the  record  holder of such certificate,  execute and deliver (at the  Corporation's  expense) a new  certificate or  certificates  in exchange therefor  representing  in the  aggregate  the number of Series  A/B Junior  Preferred  Shares  represented  by the surrendered  certificate.  Each such new  certificate  shall be  registered in such name and shall  represent  such number of Series A/B Junior  Preferred  Shares as is requested  by the holder of the  surrendered  certificate  and shall be substantially identical in form to the surrendered  certificate,  and dividends shall accrue on the Series
A/B Junior  Preferred Stock  represented by such new  certificate  from the date to which dividends have been fully paid on such Series A/B Junior Preferred Stock represented by the surrendered certificate.

6.       Replacement.  Upon receipt of evidence  reasonably  satisfactory  to the  Corporation (an affidavit of the registered  holder shall be  satisfactory) of the ownership and the loss,  theft,  destruction or mutilation of any certificate  evidencing  Series A/B Junior  Preferred Shares of any class of Series A/B Junior Preferred Stock, and in the case of any such loss,  theft or  destruction,  upon receipt of  indemnity  reasonably  satisfactory  to the
Corporation  (provided that if the holder is an  institutional  investor its own agreement shall be  satisfactory), or, in the case of any such mutilation upon surrender of such  certificate,  the Corporation shall (at its expense)
execute and deliver in lieu of such  certificate a new certificate of like kind  representing  the number of Series
A/B Junior  Preferred Shares of such class  represented by such lost,  stolen,  destroyed or mutilated  certificate and dated the date of such lost,  stolen,  destroyed or mutilated  certificate,  and dividends  shall accrue on the
Series A/B Junior  Preferred Stock  represented by such new certificate  from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

7.       Definitions.  The following definitions apply to this Section E only.

                  "Liquidation  Value"  of any  share of (i)  Series A Junior  Preferred  Stock  shall be an amount equal to $150.00 per share and (ii) Series B Junior Preferred Stock shall be an amount equal to $100.00 per share.

                  "Person" means an individual,  a partnership,  a corporation,  a limited  liability  company,  an association,  a joint stock company,  a trust, a joint venture,  an unincorporated  organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Redemption  Date" as to any Series A/B Junior  Preferred  Share means the date  specified in the notice of any redemption at the  Corporation's  option or the applicable  date specified  herein in the case of any other redemption;  provided,  that no such date shall be a Redemption Date unless the applicable  Liquidation Value
(plus all accumulated and accrued and unpaid but not yet  accumulated  dividends  thereon) is actually paid, or set aside for payment in full on such date, and if not so paid or set aside for payment in full,  the  Redemption  Date shall be the date on which such Liquidation Value (plus all accrued and unpaid dividends thereon) is fully paid.

                  "Series A/B Junior  Securities" means any of the  Corporation's  equity securities other than the
Senior Preferred Stock, the Series C Junior Preferred Stock and the Series A/B Junior Preferred Stock.

                  "Subsidiary"  means with  respect to any Person,  any  corporation,  limited  liability  company, partnership,  association  or other business  entity of which (i) if a corporation,  a majority of the total voting power of shares of stock entitled  (without  regard to the occurrence of any  contingency)  to vote in the election of directors,  managers or trustees  thereof is at the time owned or controlled,  directly or  indirectly,  by that
Person  or one or  more  of the  other  Subsidiaries  of  that  Person  or a  combination  thereof,  or  (ii)  if a partnership,  association  or other  business  entity,  a majority of the  partnership  or other similar  ownership interest  thereof  is at the time  owned  or  controlled  directly  or  indirectly,  by any  person  or one or more
Subsidiaries  of that Person or a combination  thereof.  For purposes  hereof,  a Person or Persons shall be deemed to have a majority  ownership  interest in a partnership,  association  or other business  entity if such Person or
Persons  shall be allocated a majority of  partnership,  association  or other  business  entity gains or losses or shall be or control the managing  director or general  partner of such  partnership,  association or other business entity.

8.       Amendment and Waiver.  No  amendment,  modification  or waiver shall be binding or effective  with respect to any  provision  of Section E without the prior  written  consent of the  holders of Series A/B Junior  Preferred
Stock  representing  more than fifty percent (50%) of the aggregate  Liquidation  Value (plus all  accumulated  and accrued  and unpaid but not yet  accumulated  dividends  thereon) of such  Series A/B Junior  Preferred  Stock then outstanding.

9.       Notices.  Except as otherwise expressly  provided,  all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt  requested,  postage prepaid and shall be deemed to have been  given when so mailed (i) to the  Corporation,  at its  principal  executive  offices  and (ii) to any stockholder,  at such holder's  address as it appears in the stock  records of the  Corporation  (unless  otherwise indicated by any such holder).

F.       COMMON STOCK.

                  Except as otherwise  provided in this Section F or as otherwise  required by applicable  law, all shares of Common  Stock shall be  identical  in all  respects  and shall  entitle  the holders  thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

1.       Voting  Rights.  The  holders of Class A Common  shall be entitled to one vote per share on all matters to be voted on by the  stockholders  of the  Corporation.  The holders of Class B Common shall have no voting  rights, except as otherwise required by applicable law.

2.       Dividends.  Subject to the provisions of the Preferred  Stock,  as and when dividends are declared or paid thereon,  whether in cash,  property  or  securities  of the  Corporation,  the  holders of Common  Stock  shall be entitled to participate in such dividends ratably on a per share basis.

3.       Liquidation.  Subject to the provisions of the Preferred  Stock,  the holders of the Common Stock shall be entitled to  participate  ratably on a per share basis in all  distributions  to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

4.       Stock  Splits.  If the  Corporation  in any manner  subdivides or combines the  outstanding  shares of one class of Common  Stock,  the  outstanding  shares of each  other  class of Common  Stock  shall be  proportionately subdivided or combined in a similar manner.

5.       Registration  of Transfer.  The  Corporation  shall keep at its  principal  office (or such other place as the  Corporation  reasonably  designates)  a register  for the  registration  of shares of Common  Stock.  Upon the surrender  of any  certificate  representing  shares of any class of Common  Stock at such place,  the  Corporation shall,  at the  request of the  record  holder of such  certificate,  execute  and  deliver  (at the  Corporation's expense) a new  certificate  or  certificates  in exchange  therefor  representing  in the  aggregate the number of shares of such class  represented by the surrendered  certificate and the Corporation  shall forthwith  cancel such surrendered  certificate.  Each such new  certificate  shall be  registered in such name and shall  represent  such number  of  shares  of such  class as is  requested  by the  holder  of the  surrendered  certificate  and shall be substantially  identical in form to the surrendered  certificate.  The issuance of new  certificates  shall be made without  charge to the holders of the  surrendered  certificates  for any issuance tax in respect  thereof or other cost incurred by the Corporation in connection with such issuance.

6.       Replacement.  Upon  receipt of evidence  reasonably  satisfactory  to the  Corporation  (provided  that an affidavit of the registered  holder shall be  satisfactory)  of the ownership and the loss,  theft,  destruction or mutilation of any  certificate  evidencing one or more shares of any class of Common Stock,  and in the case of any such loss, theft or destruction,  upon receipt of indemnity  reasonably  satisfactory to the Corporation  (provided that if the  holder  is a  financial  institution  or  other  institutional  investor  its own  agreement  shall be satisfactory),  or, in the case of any such mutilation upon surrender of such  certificate,  the Corporation  shall
(at its expense)  execute and deliver in lieu of such  certificate a new certificate of like kind  representing the number of shares of such class represented by such lost, stolen,  destroyed or mutilated  certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

7.       Notices.  All notices  referred to herein shall be in writing,  and shall be delivered  by  registered  or certified mail, return receipt  requested,  postage prepaid,  and shall be deemed to have been given when so mailed
(i) to the Corporation at its principal  executive  offices and (ii) to any stockholder at such holder's address as it  appears  in the stock  records  of the  Corporation  (unless  otherwise  specified  in a written  notice to the
Corporation by such holder).

8.       Action  by  Written  Consent.  Any  action  required  to be taken at any  annual  or  special  meeting  of stockholders  of the  Corporation,  or any  action  which may be taken at any  annual or  special  meeting  of such stockholders,  may be taken  without a meeting,  without  prior notice and without a vote, if a consent or consents in writing,  setting  forth the action so taken and bearing the dates of signature of the  stockholders  who signed the consent or  consents,  shall be signed by the holders of  outstanding  stock having not less than a majority of the shares  entitled to vote, or, if greater,  not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

9.       Amendment  and Waiver.  No  amendment  or waiver of any  provision  of this  Section F shall be  effective without the prior consent of the holders of a majority of the then outstanding shares of Class A Common Stock.

ARTICLE V

                  The name and mailing address of the Corporation is as follows:

                  O'Sullivan Industries Holdings, Inc.
                  1900 Gulf Street
                  Lamar, Missouri  64759

ARTICLE VI

                  In furtherance and not in limitation of the powers  conferred by statute,  the Board of Directors is expressly authorized to make, repeal,  alter, amend and rescind the bylaws of the Corporation,  except as may be otherwise be provided in such bylaws.

ARTICLE VII

                  The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE VIII
                                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

A.       GENERAL.

                  The  Corporation  shall  indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,  whether civil, criminal,  administrative or  investigative  (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a  director,  officer,  employee  or agent of the  Corporation,  or is or was  serving  at the  request  of the
Corporation as a director,  officer,  employee or agent of another corporation,  partnership,  joint venture, trust or  other  enterprise,  against  expenses  (including  attorneys'  fees),  judgments,  fines  and  amounts  paid in settlement  actually and reasonably  incurred by him in connection with such action, suit or proceeding if he acted in good  faith  and in a manner  he  reasonably  believed  to be in or not  opposed  to the best  interests  of the
Corporation,  and,  with respect to any  criminal  action or  proceeding,  had no  reasonable  cause to believe his conduct  was  unlawful.  The  termination  of any  action,  suit or  proceeding  by  judgment,  order,  settlement, conviction,  or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner  which he  reasonably  believed to be in or not opposed to the best interests of the  Corporation,  and, with respect to any criminal action or proceeding,  had reasonable  cause to believe that his conduct was unlawful.

B.       DERIVATIVE ACTIONS.

                  The  Corporation  shall  indemnify any person who was or is a party or is threatened to be made a party to any  threatened,  pending or completed  action or suit by or in the right of the  Corporation to procure a judgment  in its  favor by  reason  of the fact that he is or was a  director,  officer,  employee  or agent of the
Corporation,  or is or was serving at the request of the Corporation as a director,  officer,  employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise against expenses (including attorneys'
fees) actually and reasonably  incurred by him in connection  with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best  interests of the  Corporation,  provided that no  indemnification  shall be made in respect of any claim,  issue or matter as to which such person shall have been adjudged to be liable to the  Corporation  unless and only to the extent that the
Court of Chancery of the State of  Delaware or the court in which such action or suit was brought  shall  determine upon  application  that,  despite the  adjudication of liability but in view of all the  circumstances of the case, such person is fairly and  reasonably  entitled to indemnity for such expenses  which the Court of Chancery or such other court shall deem proper.

C.       INDEMNIFICATION IN CERTAIN CASES.

                  To the extent that a present or former  director,  officer,  employee or agent of the Corporation has been  successful  on the merits or  otherwise  in defense of any  action,  suit or  proceeding  referred  to in
Sections  A and B of this  Article  VIII,  or in  defense  of any  claim,  issue  or  matter  therein,  he shall he indemnified  against expenses  (including  attorneys'  fees) actually and reasonably  incurred by him in connection therewith.

D.       PROCEDURE.

                  Any  indemnification  under  Sections A and B of this Article  VIII  (unless  ordered by a court)
shall  be  made  by  the  Corporation  only  as  authorized  in  the  specific  case  upon  a  determination   that
indemnification  of the  present or former  director,  officer,  employee  or agent is proper in the  circumstances because he has met the  applicable  standard  of  conduct  set forth in such  Sections A and B. Such  determination shall be made (a) by the Board of Directors by a majority  vote of a quorum  consisting  of directors  who were not parties to such action,  suit or proceeding,  or (b) if such a quorum is not obtainable,  or even if obtainable,  a quorum of disinterested  directors so directs,  by independent  legal counsel in a written  opinion,  or (c) by the stockholders.

E.       ADVANCES FOR EXPENSES.

                  Expenses  incurred in defending a civil or criminal  action,  suit or proceeding shall be paid by the  Corporation  in advance  of the final  disposition  of such  action,  suit or  proceeding  upon  receipt of an undertaking by or on behalf of the present or former director,  officer,  employee or agent to repay such amount if it shall be ultimately  determined  that he is not entitled to be indemnified  by the  Corporation as authorized in this Article VIII.

F.       RIGHTS NOT EXCLUSIVE.

                  The  indemnification  and advancement of expenses  provided by, or granted pursuant to, the other subsections  of this  Article  VIII  shall  not be deemed  exclusive  of any other  rights to which  those  seeking indemnification or advancement of expenses may be entitled under any law, by-law,  agreement,  vote of stockholders or  disinterested  directors or otherwise,  both as to action in his official  capacity and as to action in another capacity while holding such office.

G.       INSURANCE.

                  The Corporation  shall have power to purchase and maintain  insurance on behalf of any person who is or was a director,  officer,  employee or agent of the  Corporation,  or is or was serving at the request of the
Corporation as a director,  officer,  employee or agent of another corporation,  partnership,  joint venture, trust or other  enterprise  against any  liability  asserted  against him and  incurred by him in any such  capacity,  or arising out of his status as such,  whether or not the  Corporation  would have the power to indemnify  him against such liability under the provisions of this Article VIII.

H.       SURVIVAL OF RIGHTS.

                  The  indemnification  and  advancement  of  expenses  provided  by, or granted  pursuant  to this
Article VIII shall  continue as to a person who has ceased to be a director,  officer,  employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

I.       DEEMED A CONTRACT.

                  The  foregoing  provisions  of this  Article  VIII shall be deemed to be a contract  between  the
Corporation  and each  person who serves in any  capacity  specified  in this  Article  VIII at any time while this
Article VIII, as amended,  is in effect,  and any repeal or  modification of this Article VIII shall not affect any rights or  obligations  then  existing  with  respect to any state of facts  then or  theretofore  existing  or any action,  prosecution,  suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

J.       MERGER OR CONSOLIDATION.

                  For purposes of this Article VIII,  references to "the  Corporation"  shall include,  in addition to the resulting  corporation,  any constituent  corporation  (including any constituent of a constituent) absorbed in a  consolidation  or merger which, if its separate  existence had continued,  would have had power and authority to  indemnify  its  directors,  officers,  employees,  fiduciaries  or  agents,  so that any person who is or was a director,  officer,  employee,  fiduciary  or agent of such  constituent  corporation,  or is or was serving at the request  of such  constituent  corporation  as a  director,  officer,  employee,  fiduciary  or  agent  of  another corporation,  partnership,  joint venture,  trust or other enterprise,  shall stand in the same position under this
Article VIII with respect to the  resulting or surviving  corporation  as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE IX

                  The  Corporation  reserves the right,  subject to any provision set forth herein or in the Merger
Agreement  dated as of May 17, 1999  between the  Corporation  and OSI  Acquisition,  Inc. (as amended from time to time), to amend or repeal any provisions  contained in this Certificate of  Incorporation  from time to time and at any time in the manner now or hereafter  prescribed by the laws of the State of Delaware,  and all rights conferred upon stockholders and directors are granted subject to such reservation.

ARTICLE X

                  A director  (including  former  directors) of the Corporation  shall not be personally  liable to the  Corporation or its  stockholders  for monetary  damages for breach of fiduciary duty as a director;  provided, however,  that the  foregoing  shall not  eliminate or limit the  liability of a director (i) for any breach of the director's  duty of loyalty to the  Corporation or its  stockholders,  (ii) for acts or omissions not in good faith or which  involve  intentional  misconduct or a knowing  violation of law,  (iii) under Section 174 of the DGCL, or
(iv)  for  any  transaction  from  which  the  director  derived  an  improper  personal  benefit.  If the  DGCL is hereinafter amended to permit further  elimination or limitation of the personal liability of directors  (including former  directors),  then the liability of such director of the  Corporation  shall be eliminated or limited to the fullest  extent  permitted  by the  DGCL as so  amended.  Any  repeal  or  modification  of this  Article  X by the stockholders  of the  Corporation  or otherwise  shall not  adversely  affect any right or protection of a director
(including former directors) of the Corporation existing at the time of such repeal or modification.